Exhibit 10.16
DATED 4 June 2026
VARIATION AGREEMENT NO. 2
NET Power, LLC
NET Power Inc.,
Net Power Operations LLC
and
Nouvo Pignone International S.r.l.
Nuovo Pignone S.r.l
Baker Hughes Energy Services LLC
REGARDING LETTER OF SUSPENSION

This Variation Agreement No.2 is dated 4 June 2026
Parties
1.    NET Power, LLC, 320 Roney Street, Suite 200 Durham, NC 27701
2.    Net Power Inc., 320 Roney Street, Suite 200 Durham, NC 27701
3.    Net Power Operations LLC, 320 Roney Street, Suite 200 Durham, NC 27701 (collectively with Net Power, LLC and Net Power Inc., NPWR)
4.    Nouvo Pignone International S.r.l. Via Felice Matteucci, 2 50127 FIRENZE ITALY (BH)
5.    Nuovo Pignone S.r.l. Via Felice Matteucci, 2 50127 FIRENZE ITALY (NPT)
6.    Baker Hughes Energy Services LLC 575 N. Dairy Ashford Houston, Texas 77079 (BHES)
(Each of the above companies is also hereinafter referred to the Party and collectively the Parties);
BACKGROUND
(A)    NPWR, BH, NPT and BHES are parties to a letter of suspension dated 22 January 2026, which was amended under a variation agreement no.1 on 31 March 2026 (the Agreement) a copy of which is attached as Schedule 1 to this Variation Agreement No.2.
(B)    The Parties have been in discussions regarding amending the Agreement to allow more time for the Parties to negotiate in good faith on a commercially reasonable basis, including amendments to the JDA and other agreements as may be mutually agreed by the Parties. The Parties wish to make the following amendments to the Agreement as set out below with effect from the date of this Variation Agreement No.2 (Variation No.2 Date).
Agreed terms
1.    Terms defined in the Agreement
In this Variation Agreement No.2, expressions defined in the Agreement and used in this Variation Agreement No.2 have the meaning as set out in the Agreement.

2.    Variation
2.1    With effect from the Variation No.2 Date the Parties agree the following amendments to the Agreement:

a)	Paragraph 1	In line 4 of numbered paragraph 1, the following words are deleted: “90 days” and replaced with the following words: “180 days ending on 30 June 2026”
b)	Paragraph 5	In line 2 of numbered paragraph 5, the following words are deleted: “90 days” and replaced with the following words: “180 days ending on 30 June 2026”
2.2    Except as set out Clause 2.1, the Agreement shall continue in full force and effect.
3.    Governing law and jurisdiction
3.1    Any dispute, controversy or claim arising out of or relating to this Variation Agreement No.2., or the breach thereof, shall be resolved in accordance with the relevant sections of the Agreement.
This Variation Agreement No.2. has been entered into on the date stated at the beginning of it.
NET Power, LLC
By: /s/ Marc Horstman
Name: Marc Horstman
Title: COO
Date: 6/4/2026

Net Power Inc.
By: /s/ Marc Horstman
Name: Marc Horstman
Title: COO
Date: 6/4/2026

NET Power Operations LLC
by Net Power Inc., as managing member
By: /s/ Marc Horstman
Name: Marc Horstman
Title: COO
Date: 6/4/2026

Nuovo Pignone International S.r.l.
By: /s/ Frederic Greiner
Name: Frederic Greiner
Title: VP Clean Power & Business Operations
Date: 6/4/2026

Nuovo Pignone S.r.l.
By: /s/ Frederic Greiner
Name: Frederic Greiner
Title: VP Clean Power & Business Operations
Date: 6/4/2026

Baker Hughes Energy Services LLC
By: /s/ Edoardo Padeletti
Name: Edoardo Padeletti
Title: VP Commercial and Strategy
Date: 6/4/2026

Schedule 1
Agreement
[Schedule 1 (the Agreement, comprising the letter of suspension dated 22 January 2026 as amended by Variation Agreement No. 1 dated 31 March 2026) has been omitted pursuant to Item 601(a)(5) of Regulation S-K. Variation Agreement No. 1, which attaches the letter of suspension as its Schedule 1, is filed as Exhibit 10.15 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.]